As filed with the Securities and Exchange Commission on June 20, 2008
                                                  Registration No. 333-_________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         HOUSTON AMERICAN ENERGY CORP.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                     76-0675953
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                 801 TRAVIS ST., SUITE 1425, HOUSTON, TX 77002
   (Address, including zip code, of Registrant's principal executive offices)
                                  ___________

              HOUSTON AMERICAN ENERGY CORP. 2005 STOCK OPTION PLAN
            HOUSTON AMERICAN ENERGY CORP. 2008 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)
                                  ___________

                              John F. Terwilliger
                     President and Chief Executive Officer
                         Houston American Energy Corp.
                           801 Travis St., Suite 1425
                              Houston, Texas 77002
                                 (713) 222-6966
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                             Michael Sanders, Esq.
                           20333 S.H. 249, Suite 600
                              Houston, Texas 77070
                                  832-446-2599

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting company [X]
(Do not check if a smaller reporting company)

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
     TITLE OF SECURITIES          AMOUNT TO BE      OFFERING PRICE        AGGREGATE       REGISTRATION
       TO BE REGISTERED         REGISTERED (1)(2)      PER SHARE       OFFERING PRICE       FEE (3)
------------------------------  -----------------  -----------------  -----------------  --------------
Common Stock, par value $0.001   2,200,000 shares  $            8.83  $      19,426,000  $       763.44

(1) Represents 2,200,000 shares of common stock issuable under the Houston American Energy Corp. 2008 Equity Incentive Plan (the "2008 Plan").

(2) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock that may become issuable pursuant to the anti-dilution provisions of the 2008 Plan.

(3) The fee is computed, in accordance Rule 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the registrant's common stock reported on the Nasdaq Capital Market on June 19, 2008.

                                EXPLANATORY NOTE
                                ----------------

     Houston American Energy Corp. ("HUSA" "we" or "us") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register shares of our common stock, $0.001 par value per share, issuable under our 2008 Equity Incentive Plan.

     We previously filed a Form S-8 (SEC file no. 333-127656) registering 500,000 shares of common stock under the Houston American Energy Corp. 2005 Stock Option Plan (the "2005 Plan").

     This Form S-8 includes a reoffer prospectus prepared in accordance with
Part I of Form S-3 under the Securities Act of 1933, as amended. The reoffer prospectus may be used for reoffers and resales of control securities (as such term is defined in General Instruction C to Form S-8) acquired pursuant to the 2008 Equity Incentive Plan and the 2005 Plan by selling stockholders who may be deemed "affiliates" (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of HUSA and for reoffers and resales of restricted securities (as such term is defined in General Instruction C to Form S-8) acquired pursuant to awards of restricted stock issued pursuant to the 2008 Equity Incentive Plan.

     As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined resale prospectus that shall be deemed a post-effective amendment to the registrant's registration statement numbered 333-127656 on Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified by Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by HUSA with the Securities and Exchange Commission are incorporated by reference in this registration statement on Form S-8 (the "Registration Statement"):

     (1) Annual Report on Form 10-K for the year ended December 31, 2007, filed March 28, 2008;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed May 12, 2008;

     (3) Current Reports on Form 8-K, filed April 1, 2008, April 29, 2008, May 2, 2008 and June 5, 2008;

     (4)  Definitive Proxy Statement on Schedule 14A, filed on April 28, 2008;
          and

     (5) Description of common stock in our registration statement (File No. 333-134756) on Form SB-2, filed June 6, 2006.

     In addition, all documents filed by HUSA with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents with the Securities and Exchange Commission. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) that he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, our Certificate of Incorporation (the "Certificate") provides that we shall indemnify each person who is or was a director, officer, employee or agent of the company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company. The Certificate provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------
    4.1      Certificate of Incorporation of the Registrant dated April 2, 2001, incorporated by reference to the Registrant's registration statement on Form SB-2 filed August 3, 2001.

    4.2      Certificate of Amendment to the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on September 25, 2001, incorporated by reference to the registration statement on Form SB-2 filed October 1, 2001.

    4.3      Amended and Restated Bylaws of the Registrant adopted November 26, 2007, incorporated by reference to the Current Report on Form 8-K filed November 29, 2007.

    4.4      Houston American Energy Corp. 2005 Stock Option Plan, incorporated by reference to the Current Report on Form 8-K filed August 16, 2005.

    4.5      Houston American Energy Corp. 2008 Equity Incentive Plan, incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on April 28, 2008.

     5       Opinion of Michael W. Sanders, Esq.

    23.1     Consent of Michael W. Sanders, Esq. (contained in the Opinion filed as Exhibit 5 hereto).

    23.2     Consent of Malone & Bailey PC.

    23.3     Consent of Thomas Leger & Company, L.L.P.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                 (iii) To include include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 19th day of June 2008.

                                       HOUSTON AMERICAN ENERGY CORP.


                                       By:     /s/ John F. Terwilliger
                                               ---------------------------------
                                               John F. Terwilliger, President
                                               and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  DATE                TITLE
------------------------   -------------       -------------------------------------------
/s/ John F. Terwilliger    June 19, 2008       President and Chief Executive Officer
------------------------
John F. Terwilliger                            (Principal Executive Officer) and Director

/s/ James J. Jacobs        June 19, 2008       Chief Financial Officer
------------------------
James J. Jacobs                                (Principal Financial Officer)

/s/ Orrie Lee Tawes III    June 19, 2008       Director
------------------------
Orrie Lee Tawes III

                           June 19, 2008       Director
------------------------
Edwin Broun III

/s/ Stephen Hartzell       June 19, 2008       Director
------------------------
Stephen Hartzell

/s/ John Boylan            June 19, 2008       Director
------------------------
John Boylan

RESALE PROSPECTUS

                         HOUSTON AMERICAN ENERGY CORP.

                             UP TO 1,363,333 SHARES

                         COMMON STOCK, PAR VALUE $.001

     This prospectus relates to the reoffer and resale by the selling stockholders of an aggregate of 1,363,333 shares of Houston American Energy Corp. common stock issued, or issuable, by us pursuant to our 2005 Stock Option Plan and our 2008 Equity Incentive Plan to certain of our directors, officers, employees and consultants as compensation for their services. The selling stockholders are not required to sell any shares.

     All of the shares are being reoffered and resold for the account of the selling stockholders. We will not receive any of the proceeds from the resale of these shares.

     The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Capital Market or such other stock market or exchange on which our common stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution" starting on page 6 of this prospectus. We will bear all expenses in connection with the preparation of this prospectus.

     Our common stock is quoted on the Nasdaq Capital Market under the symbol "HUSA." The last reported sale price of our common stock on June 19, 2008, was $8.72 per share on the Nasdaq Capital Market.

     Our principal executive offices are located at 801 Travis St., Suite 1425, Houston, Texas 77002 and our telephone number is (713) 222-6966.

                                  ___________

                   PLEASE SEE "RISK FACTORS" ON PAGE 2 BELOW.

                                  ___________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ___________

                  The date of this prospectus is June 20, 2008

                               TABLE OF CONTENTS

INCORPORATION BY REFERENCE                                                     3

PROSPECTUS SUMMARY                                                             3

RISK FACTORS                                                                   4

FORWARD-LOOKING STATEMENTS                                                     4

USE OF PROCEEDS                                                                4

SELLING STOCKHOLDERS                                                           4

PLAN OF DISTRIBUTION                                                           6

LEGAL MATTERS                                                                  8

EXPERTS                                                                        8

WHERE YOU CAN FIND MORE INFORMATION                                            8

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                    8

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                           INCORPORATION BY REFERENCE

     The following documents filed by HUSA with the Securities and Exchange Commission are incorporated by reference in this prospectus:

     (1) Annual Report on Form 10-K for the year ended December 31, 2007, filed March 28, 2008;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed May 12, 2008;

     (3) Current Reports on Form 8-K, filed April 1, 2008, April 29, 2008, May 2, 2008 and June 5, 2008;

     (4)  Definitive Proxy Statement on Schedule 14A, filed on April 28, 2008;
          and

     (5) Description of common stock in our registration statement (File No. 333-134756) on Form SB-2, filed June 6, 2006.

     In addition, all documents filed by HUSA with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the respective dates of filing of such documents with the Securities and Exchange Commission. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the "Risk Factors," and our filings with the Securities and Exchange Commission, which are incorporated herein by reference, before making an investment decision.

     Unless otherwise indicated, all references to "HUSA," "we," "us" and "our" and similar terms in this prospectus refer to Houston American Energy Corp.

     We are an oil and gas exploration and production company. Our oil and gas exploration and production activities are focused on properties in the U.S. onshore Gulf Coast Region, principally Texas and Louisiana, and development of concessions in the South American country of Colombia. We seek to utilize the contacts and experience of our chief executive officer, John F. Terwilliger, to identify favorable drilling opportunities, to use advanced seismic techniques to define prospects and to form partnerships and joint ventures to spread the cost and risks to us of drilling.

Our principal executive offices are located at 801 Travis Street, Suite 1425, Houston, Texas 77002 and our telephone number is (713) 222-6966. Our website
address is http://www.houstonamericanenergy.com.   The information on or
           ------------------------------------
accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

                                  RISK FACTORS

     Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risk factors discussed in "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in our more recent filings with the SEC which are incorporated by reference herein, as well as other information we include in this prospectus. See "Incorporation by Reference" above. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. The risks and uncertainties described in our filings with the SEC are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements," which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Words such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

     You should review carefully the section entitled "Risk Factors" above for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.

                              SELLING STOCKHOLDERS

     This prospectus relates to shares of our common stock that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire shares under our employee benefit plans (including adjustment shares). The selling stockholders may resell any or all of the shares, when issued, subject to vesting conditions in some cases, while this prospectus is effective.

     Executive officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under our benefit plans may be added to the selling stockholder list below by a prospectus supplement filed with the SEC. The number of shares available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement, subject to the aggregate number of shares included within this Prospectus. Non-affiliates who acquired restricted securities, as these terms are defined in Rule 144(a) under the Securities Act of 1933, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that the named person is our "affiliate."

     The information in the table below sets forth, for each selling stockholder, based upon information available to us as of June 19, 2008, the number of shares of our common stock beneficially owned before and after the sale of the shares (assuming the sales of all shares) and the percentage of the outstanding shares of our common stock beneficially owned after the sale of the shares.

     The table below also sets forth "Shares Available to be Sold", which represents the maximum number of shares that could be sold under this prospectus by the holder assuming the vesting of all awards, achievement of all performance criteria and exercise of all options. The amounts listed under "Shares Available to be Sold" do not constitute commitments to sell any or all of the stated number of shares. The actual number of shares to be sold, if any, shall be determined from time to time by each Selling Stockholder in his or her discretion. We have not been informed whether any selling stockholders intend to sell any shares.

                                          Amount and                       Shares
                                            Nature           Shares       Beneficially   Percent of
                                         of Beneficial      Available     Owned After   Class After
Name and Position                          Ownership      to be Sold(1)     Offering    Offering(2)
---------------------------------------  -------------    -------------   ------------  ------------
John Terwilliger
  Chairman, Chief Executive and President  8,616,186         900,000(3)     8,616,186         29.9%
James J. Jacobs
  Chief Financial Officer                    213,900(4)      350,000(5)        13,900            *
Orrie Lee Tawes III
  Director                                 3,400,377(6)       33,333(7)     3,367,044         12.0%
Edwin Broun III
  Director                                 1,035,000(8)       30,000(9)     1,005,000          3.6%
Stephen Hartzell
  Director                                    86,000(9)       30,000(9)        56,000            *
John P. Boylan
  Director                                    20,000(10)      20,000(10)            0            *

______________
* Less than 1%

(1) Shares available to be sold consist, in each instance, of shares of common stock which could be acquired upon exercise of stock options, assuming all outstanding options fully vest.

(2) Based on 27,920,172 shares outstanding as of June 19, 2008. Includes shares subject to options that are currently exercisable or may become exercisable within 60 days. These shares are deemed outstanding for purposes of calculating the percentage of outstanding common stock owned by a person but are not deemed outstanding for the purpose of calculating the individual ownership percentage of any other person listed above.

(3) Represents unvested stock options to purchase 900,000 shares of our common stock.

(4) Includes options to purchase 200,000 shares of our common stock that are exercisable within 60 days of the date of this prospectus.

(5) Represents options to purchase 200,000 shares of our common stock that are exercisable within 60 days of the date of this prospectus and unvested options to purchase 150,000 shares of our common stock.

(6) Includes 119,314 shares owned by Mr. Tawes' spouse and 33,333 stock options that may be exercised within 60 days of the date of this prospectus. 3,117,010 of the shares held by Mr. Tawes are pledged as security.

(7) Includes options to purchase 33,333 shares of our common stock that are exercisable within 60 days of the date of this prospectus.

(8) Includes 5,000 shares owned by Mr. Broun's spouse and 30,000 stock options that may be exercised within 60 days of the date of this prospectus.

(9) Includes options to purchase 30,000 shares of our common stock that are exercisable within 60 days of the date of this prospectus.

(10) Includes options to purchase 20,000 shares of our common stock that are exercisable within 60 days of the date of this prospectus.


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                              PLAN OF DISTRIBUTION

     We are registering shares of common stock underlying options granted under our 2005 Stock Option Plan and 2008 Equity Incentive Plan for resale by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of such shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions, which may involve crosses or block transactions:

     - on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

     -    in the over-the-counter market;

     - in transactions otherwise than on such exchanges or systems or in the over-the-counter market;

     - through the writing and exercise of options, whether such options are listed on an options exchange or otherwise;

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     -    short sales;

     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     -    any combination of any such methods of sale; and

     -    any other method permitted by applicable law.

     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling


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stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

     The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement that we entered into with the selling stockholders. However, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

     We do not know whether any of the selling stockholders will sell any or all of their shares under this prospectus. We may terminate this offering without notice at any time.


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
                                 LEGAL MATTERS

     The validity of the shares has been passed upon by our counsel, Michael W. Sanders, Attorney at Law.

                                    EXPERTS

     The financial statements incorporated in this prospectus and elsewhere in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the reports of Malone & Bailey, PC and Thomas Leger & Co., L.L.P., independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-8 with the Securities and Exchange Commission for our common stock offered in this offering. This prospectus does not contain all the information set forth in the Registration Statement. You should refer to the Registration Statement and our other Securities and Exchange Commission filings incorporated by reference therein and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits to the Registration Statement and our other Securities and Exchange Commission filings incorporated by reference therein for copies of the actual contracts, agreements or other documents.

     The Securities and Exchange Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding us. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC's website at www.sec.gov.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.


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